UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2016 (May 6, 2016)

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company’s Annual Meeting was held on May 6, 2016. The matters voted on and the results of the vote were as follows.

(b) The Company’s stockholders voted on the matters set forth below.

1.	John P. Bilbrey, John T. Cahill, Ian Cook, Helene D. Gayle, Ellen M. Hancock, C. Martin Harris, Richard J. Kogan, Lorrie M. Norrington, Michael B. Polk, and Stephen I. Sadove were elected directors of the Company. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

John P. Bilbrey	671,435,650	2,089,865	1,262,366	102,207,130
John T. Cahill	664,244,066	9,337,629	1,206,186	102,207,130
Ian Cook	650,391,969	19,603,625	4,792,287	102,207,130
Helene D. Gayle	665,201,514	8,524,599	1,061,768	102,207,130
Ellen M. Hancock	653,940,290	18,218,119	2,629,472	102,207,130
C. Martin Harris	667,135,231	6,367,375	1,285,275	102,207,130
Richard J. Kogan	651,814,540	20,154,204	2,819,137	102,207,130
Lorrie M. Norrington	671,026,143	2,551,605	1,210,133	102,207,130
Michael B. Polk	669,667,188	3,818,752	1,301,941	102,207,130
Stephen I. Sadove	663,181,228	10,251,020	1,355,633	102,207,130

2.	The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
769,229,889	6,414,826	1,350,296	0

3.	A non-binding advisory vote on the Company’s executive compensation was approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
625,299,492	40,494,332	8,994,057	102,207,130

4.	A stockholder proposal regarding a 15% threshold to call special shareowner meetings was not approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
287,022,699	381,925,171	5,840,011	102,207,130

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 10, 2016	By:	/s/ Jennifer M. Daniels
	Name:	Jennifer M. Daniels
	Title:	Chief Legal Officer and Secretary

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